Exhibit 10.6

                                 1996 AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT

This is an amendment, dated as entered below, to the Employment Agreement (the "Agreement") which was made the 5th day of December 1995 by and among RJR Nabisco Holdings Corp., a Delaware corporation ("Holdings"), RJR Nabisco, Inc., a Delaware corporation and an indirect subsidiary of Holdings (the "Company") and Steven F. Goldstone ("Executive").

                                    RECITALS
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In consideration of Executive being given the opportunity to receive an increased amount of compensation for the fiscal year ending December 31, 1996 and Holdings and the Company being able to provide more effective incentives to the performance of Executive, it is agreed by and between the parties as follows:

I.   a)   The first sentence of Section 3.1 of the Agreement shall be amended for the fiscal year ending December 31, 1996 as follows:

          "3.1 Salary.  The Company shall pay Executive a Base Salary at the
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          rate of $800,000 per annum for the period ending December 31, 1996;
          provided; however, that for purposes of this Agreement (other than Sections 3.1, 3.2 and 3.4) Executive's annual Base Salary shall be deemed to be $1,100,000."

       Nothing in this Amendment shall cause Section 3.1 of the Agreement to be amended for the fiscal years ending December 31, 1997 or thereafter.

     b)   Section 3.2(a) of the Agreement shall be amended as follows:

          "3.2 Annual Bonus.
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          (a)  In addition to his Base Salary, Executive shall be entitled for the fiscal year ending December 31, 1996 to be granted Performance Units pursuant to the Performance Unit Agreement appended hereto as Attachment 1. The value of Performance Units shall be determined by Cash Net Income for 1996, as specified in the Performance Unit Agreement and attachments thereto. For this purpose, "Cash Net Income" means Cash Net Income from continuing operations, determined without regard to the effect of any unanticipated major financial or corporate event or any change in accounting standards that may be required or permitted by the Financial Accounting Standards Board. This award shall be in lieu of any award under the Company's Annual Incentive Award Plan for the fiscal year ending December 31, 1996. This award is made pursuant and subject to the provisions of 3.2(c) herein."

     Nothing in this Amendment shall cause Section 3.2(a), (b) or (c) of the Agreement to be amended for the fiscal years ending December 31, 1996 or thereafter.

II.  a)   A new section 4.5 shall be added to the Agreement as follows:


          "4.5  Life Insurance. In addition to any life insurance coverage which
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          Executive has under current programs of the Company, the Company shall, at Company cost, make ten annual premium deposits of $73,400 each with an insurance company to provide Executive with life insurance in the face amount of $3 million. The insurance policies shall be owned by Executive, or his designee, and the Company shall hold Executive harmless from taxes, if any, incurred as a result of premiums paid by the Company on such life insurance. As long



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          as Executive is (i) actively employed by the Company (ii) retires pursuant to Section 5(d) herein or (iii) is terminated by the Company and/or Holdings other than for Cause (as defined in Section 6.4) or Executive terminates for Good Reason (as defined in Section 6.1(b)), the Company shall continue to pay all remaining premiums when due for such insurance as described in the first sentence of this Section 4.5. Notwithstanding the foregoing, should Executive take any affirmative action, such as a withdrawal from the policy providing such insurance, which causes a diminution in coverage or a cancellation of the policy, the Company shall have no further obligation to pay any premiums or provide any coverage."

     b) Remove the word "and" before 3.4(b), and add a new section 3.4(c) as follows:

          "; and (c) all remaining premium deposits not yet made under Section 4.5."


                                   RJR NABISCO HOLDINGS CORP.


                                   By:
                                      -------------------------------

                                   RJR NABISCO, INC.

                                   By:
                                      -------------------------------




                                   ---------------------------------
                                           Steven F. Goldstone


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